Exhibit 24.2

TACTILE SYSTEMS TECHNOLOGY, INC.

Power of Attorney

The undersigned officer of Tactile Systems Technology, Inc., a Delaware corporation (the “Company”), does hereby constitute and appoint Gerald R. Mattys and Robert J. Folkes, and each of them singly (with full power to each of them to act alone), her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for her and in her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement on Form S-1, File No. 333-209115 (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has hereunto set the undersigned’s hand this 6th day of May, 2016.

/s/ Lynn L. Blake
Lynn L. Blake